EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 7, 2011, relating to the consolidated financial statements and financial statement schedule of Identive Group Inc. and subsidiaries (formerly SCM Microsystems, Inc.) appearing in the Annual Report on Form 10-K of Identive Group Inc. for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ DELOITTE & TOUCHE GmbH

WIRTSCHAFTSPRÜFUNGSGESELLSCHAFT

Munich, Germany

April 18, 2011